News Release

Tutor Perini Reports Strong Fourth Quarter and Full Year 2025 Results

•Record operating cash flow of $748.1 million in 2025, up 49% Y/Y
•Record revenue of $5.5 billion in 2025, up 28% Y/Y
•Income from construction operations of $232.0 million in 2025, up significantly compared to a loss from construction operations of $103.8 million in 2024, reflecting continued strong operating performance and contributions from higher-margin projects
•Diluted earnings per share (“EPS”) of $1.51 in 2025, up substantially compared to a diluted loss per share of $3.13 in 2024
•Adjusted EPS of $4.29 in 2025, up significantly compared to adjusted diluted loss per share of $2.37 in 2024
•Reduced total debt by $126.8 million, or 24%, during 2025
•Strong backlog of $20.6 billion as of December 31, 2025, up 10% Y/Y, driven by $7.4 billion of new awards and contract adjustments in 2025
•Provides 2026 guidance, including double-digit revenue growth and adjusted EPS range of $4.90 to $5.30

LOS ANGELES – (BUSINESS WIRE) – February 26, 2026 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2025 (see attached tables).

Fourth Consecutive Year of Record Operating Cash Flow

Tutor Perini delivered its fourth consecutive year of record operating cash flow, generating $748.1 million of net cash provided by operating activities in 2025, which was up 49% year-over-year, shattering the previous record of $503.5 million set in 2024. The strong increase in 2025, as compared to 2024, was primarily driven by strong collections on newer and ongoing projects, reflecting a significant increase in project execution and improved working capital management, with additional contributions from the resolution of certain legacy matters.

The Company utilized a portion of its strong cash flow in 2025 to pay down its total debt by $126.8 million, or 24%, since the end of 2024, including the full payoff of its Term Loan B in the first quarter of 2025.

Solid Revenue Growth Across All Segments in 2025

Revenue for 2025 was $5.5 billion, up 28% compared to 2024 and the Company’s highest annual revenue ever. Revenue for the Civil, Building, and Specialty Contractors segments grew 34%, 15%, and 43%, respectively, in 2025, driven by increased project execution activities on certain large, newer projects in the Northeast, Hawaii, and Guam. The Civil segment’s annual revenue was also its highest ever.

Returned to Strong Profitability in 2025

Income from construction operations for 2025 was $232.0 million, up significantly compared to a loss from construction operations of $103.8 million in 2024. The increase was principally due to higher-margin contributions related to the increased project execution activities discussed above, as well as the absence of certain net unfavorable adjustments that impacted results for 2024. The Company's income from construction operations for 2025 reflected a $109.6 million ($2.02 per diluted share, net of associated tax benefit) increase in share-based compensation expense compared to 2024, primarily due to the significant increase in the Company’s stock price, which was up 177% in 2025, affecting the fair value of liability-classified awards. Share-based compensation expense is expected to decrease in 2026 and decline much more significantly in 2027, as some of these awards have recently vested and most of the remaining liability-classified awards will vest by the end of 2026.

Net income attributable to the Company for 2025 was $80.4 million, or EPS of $1.51, up substantially compared to net loss attributable to the Company of $163.7 million, or a $3.13 diluted loss per share, for 2024. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, net of associated tax benefit, for 2025 was $229.1 million, or $4.29 of adjusted EPS, compared to adjusted net loss attributable to the Company, which also excludes the impact of share-based compensation expense, net of associated tax benefit, of $124.0 million, or $2.37 of adjusted diluted loss per share, for 2024. Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.

Robust Backlog with Significant Bidding Opportunities Ahead

Consolidated backlog was $20.6 billion as of December 31, 2025, up 10% compared to $18.7 billion as of December 31, 2024. New awards and contract adjustments in 2025 totaled $7.4 billion, and the largest additions included:

•$1.87 billion Midtown Bus Terminal Replacement - Phase 1 project in New York;
•$1.18 billion Manhattan Tunnel project in New York;
•Healthcare facility project in California valued at approximately $1 billion;
•$538 million healthcare project in California;
•$241 million of additional funding for the Apra Harbor Waterfront Repairs project in Guam;
•$182 million military defense project in Guam;
•$155 million education facility project in California;
•$131 million of additional funding for an electrical project in Texas; and
•Another electrical project in Texas valued at more than $100 million.

The Company anticipates booking approximately $1 billion into backlog later this year for the finished trades scope of work for Phase 1 of the Midtown Bus Terminal project in New York City. In addition, Rudolph and Sletten, the Company’s subsidiary, was recently selected for a large new multi-billion-dollar healthcare project in California, which is currently in the preconstruction phase. The Company expects to book significant additional backlog as this and several other Building segment projects also currently in the preconstruction phase advance to the construction phase over the next several years.

The Company continues to have considerable Civil and Building segment bidding opportunities that it expects to pursue over the next 12 to 18 months. These include, among others, the multi-billion-dollar Penn Station Transformation project in New York, Newark-Liberty International Airport Terminal B in New Jersey, the Metro Gold Line Foothill Extension, the Sepulveda Transit Corridor and the Southeast Gateway Line projects in California, the I-535 Blatnik Bridge project in Minnesota, the I-69 ORX Section 2 project connecting Indiana and Kentucky, and several large hospitality and gaming projects. There are also significant opportunities that the Company is pursuing in the Indo-Pacific region, many of which are funded under the U.S. government’s Pacific Deterrence Initiative.

Further Balance Sheet Improvements

Total debt as of December 31, 2025 was $407 million, down 24% compared to $534 million at the end of 2024. As a result of the record operating cash flow in 2025, the Company's cash exceeded its total debt by $327 million as of December 31, 2025, positioning the Company with significant financial flexibility to support growth, return capital to shareholders, and further strengthen the balance sheet. In November 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share and authorized a share repurchase program totaling $200 million.

In addition, the Company's balance of costs and estimated earnings in excess of billings ("CIE") was $819 million as of December 31, 2025, down $123 million, or 13%, compared to the balance at the end of 2024 and at the lowest level it has been since the second quarter of 2016. This reduction in CIE was primarily driven by billings and collections, including those associated with the resolution of various previously disputed matters.

Management Remarks

“Tutor Perini had perhaps its best year ever in 2025, delivering exceptional results that featured our highest-ever annual revenue and operating cash flow, as well as a return to strong profitability. We booked $7.4 billion of new awards during 2025, resulting in double-digit backlog growth that provides strong visibility into future revenue and earnings growth,” said Gary Smalley, Chief Executive Officer and President. “This was our fourth consecutive year of record cash flow, with $748 million of operating cash generated in 2025. We have been and continue to be laser-focused on cash, and the $1.8 billion of operating cash flow generated over the past four years provides significant capital allocation flexibility to create value for our shareholders. We continue to look confidently to the future.”

“With our strong backlog and significant future bidding opportunities, we remain well-positioned to deliver solid, double-digit revenue and earnings growth and higher operating margins in 2026, with further growth and even higher earnings expected in 2027,” added Mr. Smalley.

2026 Outlook and Guidance

The Company’s strong backlog provides excellent visibility and confidence for significant revenue and earnings growth.

The Company continues to experience high demand from customers, supported by substantial funding in place at the local, state and federal levels. Overall, funding levels are anticipated to remain strong for an extended time period, as the Company believes that the United States is still in the early stages of undertaking numerous major infrastructure projects that have long been planned and developed. The Company currently does not anticipate any significant impacts related to federal budget and tariff concerns, based on its assessment of contractual terms and project execution practices that include buyouts of materials and equipment at the onset of projects.

Because of its strong backlog and ample bidding opportunities, the Company remains highly selective when bidding on additional attractive projects that create value for shareholders, prioritizing opportunities that it expects will drive continued growth and margin enhancement. The Company anticipates winning additional significant projects in 2026 and beyond.

Based on its assessment of the current market and business outlook, the Company anticipates double-digit revenue growth and strong earnings in 2026, with even higher earnings expected in 2027, by which time newer large projects should be in the construction phase. For 2026, the Company expects adjusted EPS in the range of $4.90 to $5.30. The Company’s adjusted EPS for 2026 will exclude the impact of share-based compensation expense, net of the associated tax benefit, as well as certain pension settlement, debt extinguishment and refinancing costs, net of tax, that are anticipated in 2026 and which are not reflective of ongoing business operations. The Company is not providing forward-looking guidance for GAAP EPS or a quantitative reconciliation of adjusted EPS guidance to GAAP EPS guidance due to the difficulty in forecasting share-based compensation expense, which fluctuates with future share price movements. Variations in share-based compensation expense could have a material impact on GAAP EPS for the guidance period.

The Company also continues to expect strong operating cash generation in 2026 and beyond, as a result of increased project execution activities and the anticipated resolution of remaining legacy disputes.

Non-GAAP Financial Measures

To supplement our audited Consolidated Financial Statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By presenting these non-GAAP financial measures, we aim to provide investors and stakeholders with a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures, which exclude share-based compensation expense (as well as the tax benefit associated with the expense), consist of adjusted net income (loss) attributable to the Company and adjusted earnings (loss) per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures are found in the table below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per common share amounts)	2025	2024	2025	2024
Net income (loss) attributable to Tutor Perini Corporation, as reported	$28.8	$(79.4)	$80.4	$(163.7)
Plus: Share-based compensation expense(a)	29.3	1.4	150.0	40.4
Less: Tax benefit provided on share-based compensation expense	(0.4)	(0.2)	(1.3)	(0.7)
Adjusted net income (loss) attributable to Tutor Perini Corporation	$57.7	$(78.2)	$229.1	$(124.0)

Diluted earnings (loss) per common share, as reported	$0.54	$(1.51)	$1.51	$(3.13)
Plus: Share-based compensation expense impact per diluted share	0.55	0.03	2.81	0.77
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.02)	(0.01)	(0.03)	(0.01)
Adjusted diluted earnings (loss) per common share	$1.07	$(1.49)	$4.29	$(2.37)
____________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three months and year ended December 31, 2025 and 2024. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense. The increase in the expense for the three months and year ended December 31, 2025 as compared to the prior-year periods was driven by the substantial increase in the price of the Company’s stock during the 2025 periods.

Fourth Quarter 2025 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, February 26, 2026, to discuss the fourth quarter and full year 2025 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “2026 Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control on projects; risks related to government contracts (including government shutdowns and funding considerations) and related procurement regulations; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; increased competition and failure to secure new contracts; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; significant fluctuations in the market price of our common stock, which could result in substantial losses for shareholders and potentially subject us to securities litigation; we cannot guarantee the timing, amount, or payment of dividends on our common stock or that we will repurchase our common stock pursuant to our stock repurchase program; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026 and in subsequent reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per common share amounts)	2025	2024	2025	2024
REVENUE	$1,507,365	$1,067,649	$5,543,039	$4,326,922
COST OF OPERATIONS	(1,359,641)	(1,077,111)	(4,895,524)	(4,129,884)
GROSS PROFIT (LOSS)	147,724	(9,462)	647,515	197,038
General and administrative expenses	(97,612)	(76,783)	(415,554)	(300,791)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	50,112	(86,245)	231,961	(103,753)
Other income, net	9,163	4,242	27,512	19,878
Interest expense	(13,476)	(25,519)	(54,965)	(89,133)
INCOME (LOSS) BEFORE INCOME TAXES	45,799	(107,522)	204,508	(173,008)
Income tax (expense) benefit	(11,401)	31,314	(61,427)	50,669
NET INCOME (LOSS)	34,398	(76,208)	143,081	(122,339)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,561	3,223	62,641	41,382
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$28,837	$(79,431)	$80,440	$(163,721)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.55	$(1.51)	$1.53	$(3.13)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.54	$(1.51)	$1.51	$(3.13)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,765	52,460	52,693	52,322
DILUTED	53,782	52,460	53,413	52,322

Tutor Perini Corporation
Segment Information

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Quarter ended December 31, 2025
Total revenue	$799,770	$543,154	$263,290	$1,606,214	$—	$1,606,214
Elimination of intersegment revenue	(67,402)	(31,447)	—	(98,849)	—	(98,849)
Revenue from external customers	$732,368	$511,707	$263,290	$1,507,365	$—	$1,507,365
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$638,213	$487,052	$235,587	$1,360,852	$(1,211)	$1,359,641
General and administrative expenses	22,145	13,776	16,228	52,149	45,463	97,612
Income (loss) from construction operations	$72,010	$10,879	$11,475	$94,364	$(44,252)	$50,112
Capital expenditures	$27,967	$113	$3,036	$31,116	$43,847	$74,963
Depreciation and amortization(a)	$10,850	$526	$440	$11,816	$312	$12,128

Quarter ended December 31, 2024
Total revenue	$599,238	$353,748	$161,670	$1,114,656	$—	$1,114,656
Elimination of intersegment revenue	(44,833)	(1,734)	(440)	(47,007)	—	(47,007)
Revenue from external customers	$554,405	$352,014	$161,230	$1,067,649	$—	$1,067,649
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$529,006	$378,775	$166,625	$1,074,406	$2,705	$1,077,111
General and administrative expenses	20,923	14,648	14,881	50,452	26,331	76,783
Income (loss) from construction operations	$4,476	$(41,409)	$(20,276)	$(57,209)	$(29,036)	$(86,245)
Capital expenditures	$5,193	$90	$204	$5,487	$3,656	$9,143
Depreciation and amortization(a)	$10,822	$521	$592	$11,935	$754	$12,689
_____________________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information (continued)

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Year ended December 31, 2025
Total revenue	$3,062,354	$1,955,446	$843,972	$5,861,772	$—	$5,861,772
Elimination of intersegment revenue	(215,524)	(103,209)	—	(318,733)	—	(318,733)
Revenue from external customers	$2,846,830	$1,852,237	$843,972	$5,543,039	$—	$5,543,039
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$2,366,197	$1,741,533	$788,970	$4,896,700	$(1,176)	$4,895,524
General and administrative expenses	89,756	52,473	62,482	204,711	210,843	415,554
Income (loss) from construction operations	$390,877	$58,231	$(7,480)	$441,628	$(209,667)	$231,961
Capital expenditures	$125,357	$1,663	$6,864	$133,884	$46,970	$180,854
Depreciation and amortization(a)	$43,342	$2,136	$2,339	$47,817	$1,998	$49,815

Year ended December 31, 2024
Total revenue	$2,248,659	$1,666,862	$590,822	$4,506,343	$—	$4,506,343
Elimination of intersegment revenue	(129,706)	(49,325)	(390)	(179,421)	—	(179,421)
Revenue from external customers	$2,118,953	$1,617,537	$590,432	$4,326,922	$—	$4,326,922
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,897,741	$1,593,509	$634,271	$4,125,521	$4,363	$4,129,884
General and administrative expenses	82,951	48,165	59,506	190,622	110,169	300,791
Income (loss) from construction operations	$138,261	$(24,137)	$(103,345)	$10,779	$(114,532)	$(103,753)
Capital expenditures	$27,040	$613	$530	$28,183	$9,226	$37,409
Depreciation and amortization(a)	$42,521	$2,270	$2,333	$47,124	$6,663	$53,787
_____________________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($361,898 and $131,738 related to variable interest entities (“VIEs”))	$734,553	$455,084
Restricted cash	35,641	9,104
Restricted investments	228,959	139,986
Accounts receivable ($126,245 and $51,953 related to VIEs)	1,218,609	986,893
Retention receivable ($216,099 and $171,704 related to VIEs)	668,894	560,163
Costs and estimated earnings in excess of billings ($82,426 and $95,219 related to VIEs)	819,199	942,522
Other current assets ($145,473 and $24,954 related to VIEs)	411,030	192,915
Total current assets	4,116,885	3,286,667
PROPERTY AND EQUIPMENT:
Land	44,132	44,132
Building and improvements	149,973	138,799
Construction equipment	681,300	609,495
Other equipment	242,776	196,870
	1,118,181	989,296
Less accumulated depreciation	(570,186)	(566,308)
Total property and equipment, net ($23,246 and $19,876 related to VIEs)	547,995	422,988
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	63,832	66,069
DEFERRED INCOME TAXES	96,573	143,289
OTHER ASSETS	129,994	118,554
TOTAL ASSETS	$5,160,422	$4,242,710
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$14,589	$24,113
Accounts payable ($64,712 and $22,845 related to VIEs)	724,932	631,468
Retention payable ($27,743 and $19,744 related to VIEs)	265,246	240,971
Billings in excess of costs and estimated earnings ($520,455 and $326,561 related to VIEs)	1,838,610	1,216,623
Accrued expenses and other current liabilities ($56,044 and $16,391 related to VIEs)	396,121	219,525
Total current liabilities	3,239,498	2,332,700
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $17,983 and $21,977	392,785	510,025
OTHER LONG-TERM LIABILITIES	265,477	241,379
TOTAL LIABILITIES	3,897,760	3,084,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 112,500,000 shares ($1 par value), issued and outstanding 52,791,451 and 52,485,719 shares	52,791	52,486
Additional paid-in capital	1,148,634	1,146,800
Retained earnings (deficit)	46,443	(30,575)
Accumulated other comprehensive loss	(29,234)	(33,988)
Total stockholders' equity	1,218,634	1,134,723
Noncontrolling interests	44,028	23,883
TOTAL EQUITY	1,262,662	1,158,606
TOTAL LIABILITIES AND EQUITY	$5,160,422	$4,242,710

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$143,081	$(122,339)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	47,578	51,551
Amortization of intangible assets	2,237	2,236
Share-based compensation expense	150,002	40,356
Change in debt discounts and deferred debt issuance costs	4,553	14,068
Deferred income taxes	46,861	(78,008)
(Gain) loss on sale of property and equipment	(2,050)	116
Changes in other components of working capital	330,633	589,124
Other long-term liabilities	20,658	14,898
Other, net	4,512	(8,458)
NET CASH PROVIDED BY OPERATING ACTIVITIES	748,065	503,544

Cash Flows from Investing Activities:
Acquisition of property and equipment	(180,854)	(37,409)
Proceeds from sale of property and equipment	8,875	4,752
Investments in securities	(124,806)	(35,643)
Proceeds from maturities and sales of investments in securities	39,476	27,613
NET CASH USED IN INVESTING ACTIVITIES	(257,309)	(40,687)

Cash Flows from Financing Activities:
Proceeds from debt	188,215	787,135
Repayment of debt	(318,974)	(1,141,765)
Cash payments related to share-based compensation	(6,788)	(5,556)
Payment of dividends	(3,167)	—
Distributions paid to noncontrolling interests	(51,650)	(23,300)
Contributions from noncontrolling interests	7,614	15,230
Debt issuance, extinguishment and modification costs	—	(25,093)
NET CASH USED IN FINANCING ACTIVITIES	(184,750)	(393,349)

Net increase in cash, cash equivalents and restricted cash	306,006	69,508
Cash, cash equivalents and restricted cash at beginning of year	464,188	394,680
Cash, cash equivalents and restricted cash at end of year	$770,194	$464,188

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at September 30, 2025	New Awards in the Quarter Ended December 31, 2025(a)	Revenue Recognized in the Quarter Ended December 31, 2025	Backlog at December 31, 2025
Civil	$10,509.0	$377.1	$(732.4)	$10,153.7
Building	7,888.7	(43.6)	(511.7)	7,333.4
Specialty Contractors	3,243.1	92.9	(263.3)	3,072.7
Total	$21,640.8	$426.4	$(1,507.4)	$20,559.8

(in millions)	Backlog at December 31, 2024	New Awards in the Year Ended December 31, 2025(a)	Revenue Recognized in the Year Ended December 31, 2025	Backlog at December 31, 2025
Civil	$8,835.6	$4,164.9	$(2,846.8)	$10,153.7
Building	7,026.9	2,158.7	(1,852.2)	7,333.4
Specialty Contractors	2,811.4	1,105.3	(844.0)	3,072.7
Total	$18,673.9	$7,428.9	$(5,543.0)	$20,559.8
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(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.